Exhibit 99.2

           Notice of Grant of Stock Option--2002 Stock Incentive Plan




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                       LIGAND PHARMACEUTICALS INCORPORATED

                         NOTICE OF GRANT OF STOCK OPTION


     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Ligand Pharmaceuticals Incorporated (the "Corporation"):

      OPTIONEE:
      --------   --------------------------------------------------------------

      GRANT NUMBER:
      ------------   ----------------------------------------------------------

      GRANT DATE:
      ----------   ------------------------------------------------------------

      EXERCISE PRICE:  $                                              per share
      --------------     --------------------------------------------

      NUMBER OF OPTION SHARES:                                           shares
      -----------------------   -----------------------------------------

      EXPIRATION DATE:
      --------------- ---------------------------------------------------------

      TYPE OF OPTION:   ________________ Incentive Stock Option

                        ________________ Non-Statutory Stock Option



     EXERCISE SCHEDULE: The Option shall become exercisable for 12.5% of the Option Shares upon the Optionee's completion of six (6) months of Service (as defined in the attached Stock Option Agreement) measured from the Grant Date. The Option shall become exercisable for the balance of the Option Shares in a series of forty-two (42) successive equal monthly installments upon the Optionee's completion of each additional month of Service following the expiration of the initial six (6) month period measured from the Grant Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as EXHIBIT A. Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as EXHIBIT B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

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     EMPLOYMENT AT WILL. Nothing in this Notice or in the attached Stock Option
Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

     DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:_______________________________


                        LIGAND PHARMACEUTICALS INCORPORATED
                        By:
                                         --------------------------------------

                        Title:
                                         --------------------------------------

                                         --------------------------------------
                                         OPTIONEE

                        Address:
                                         --------------------------------------

                                         --------------------------------------


ATTACHMENTS
EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS




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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT




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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS